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                                                                   Exhibit 10.8

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                                    FORM OF

                               1996 STOCK PLAN OF

                        ALLIN COMMUNICATIONS CORPORATION



                       Effective _________________, 1996








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                               1996 STOCK PLAN OF
                        ALLIN COMMUNICATIONS CORPORATION


     1.  Purpose
         -------

     Allin Communications Corporation (the "Corporation") desires to attract and retain the best available talent and encourage the highest level of performance by employees and other persons who perform services for the Corporation in order to serve the best interests of the Corporation and its shareholders. By affording eligible persons the opportunity to acquire proprietary interests in the Corporation and by providing them incentives to put forth maximum efforts for the success of the Corporation's business, the 1996 Stock Plan of the Corporation (the "1996 Plan") is expected to contribute to the attainment of those objectives.

     2.  Scope and Duration
         ------------------

     Awards under the 1996 Plan may be granted in the form of (i) incentive stock options ("incentive stock options") as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) non-qualified stock options ("non-qualified options") (unless otherwise indicated, references in the 1996 Plan to "options" include incentive stock options and non-qualified options), (iii) shares of the common stock, par value $0.01 per share, of the Corporation (the "Common Stock") that are restricted as provided in paragraph 11 ("restricted shares"), (iv) units to acquire shares of Common Stock that are restricted as provided in paragraph 11 ("restricted units") and (v) stock appreciation rights ("rights") or limited stock appreciation rights ("limited rights"). The maximum aggregate number of shares of Common Stock as to which awards may be granted from time to time under the 1996 Plan is 266,000 shares. The shares available may be in whole or in part, authorized but unissued shares or issued shares reacquired by the Corporation, as the Board of Directors of the Corporation (the "Board of Directors") shall from time to time determine.
Unless otherwise provided by the Board of Directors, shares covered by expired or terminated options and forfeited restricted shares or restricted units, shares subject to awards that are paid in cash or surrendered upon the exercise of an option, and shares received by the Corporation upon the exercise of an option will not be available for subsequent awards under the 1996 Plan. No incentive stock option shall be granted under the 1996 Plan more than 10 years after ____________, 1996. Otherwise, the Plan will continue until terminated pursuant to paragraph 17.

     3.  Administration
         --------------

     The 1996 Plan will be administered by the Board of Directors which shall have plenary authority in its discretion, subject to and not inconsistent with the express provisions of the 1996 Plan, (i) to grant options, to determine the purchase price of the shares of Common Stock covered by each option, the term of each option, the persons to whom, and the time or times at which options shall be granted, and the number of shares to be covered by each option; (ii) to designate options as incentive stock options or non-qualified options and to determine which options shall be accompanied by rights and limited rights; (iii) to grant rights and to determine the terms and conditions applicable to such rights; (iv) to grant restricted shares and
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restricted units and to determine the terms of the restricted period and other conditions applicable to such shares or units, the persons to whom, and the time or times at which, restricted shares or restricted units shall be granted and the number of shares or units to be covered by each grant; (v) to interpret the 1996 Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the 1996 Plan; (vii) to determine the terms and provisions of the option and rights agreements (which need not be identical) and the restricted share and restricted units agreements (which need not be identical) entered into in connection with awards under the 1996 Plan; and (viii) to make all other determinations deemed necessary or advisable for the administration of the 1996 Plan. The Board of Directors may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Board of Directors or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility or authority the Board of Directors or such person may have under the 1996 Plan.

     The Board of Directors may employ attorneys, consultants, accountants or other persons. The Board of Directors, the Corporation and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board of Directors in good faith shall be final and binding upon all persons who have received awards, the Corporation and all other interested persons. No member or agent of the Board of Directors shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the 1996 Plan or awards made thereunder, and all members and agents of the Board of Directors shall be fully indemnified and protected by the Corporation in respect of any such action, determination or interpretation.

     4.  Eligibility; Factors to be Considered in Granting Awards
         --------------------------------------------------------

     Awards will be limited to (i) officers and other executive employees who are employees of the Corporation or its subsidiaries and (ii) any non-employee advisors or consultants (including non-employee directors) who may provide or who have provided services to the Corporation, its predecessors or its subsidiaries; provided, however, that awards in the form of incentive stock options may be granted only to employees. In determining the persons to whom awards shall be granted and the number of shares or units to be covered by each award, the Board of Directors shall take into account the nature of the employees' duties or the services provided, their past, present and potential contributions to the success of the Corporation and such other factors as it shall deem relevant in connection with accomplishing the purposes of the 1996 Plan. For each year that an individual serves as a director, he or she will receive an immediately exercisable option to acquire 5,000 shares of Common Stock at an exercise price equal to the Fair Market Value (as defined in paragraph 5). Awards may be granted singly, in combination or in tandem and may be made in combination or in tandem with, in replacement of, or as alternatives to, awards or grants under any other employee plan maintained by the Corporation or its present and future subsidiaries. A person to whom an award has been granted shall be referred to as a "participant." An award, other than an award of restricted shares, may provide for the crediting to the account of, or the current

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payment to, each participant who has such an award of an amount equal to the cash or stock dividends paid by the Corporation upon one share of Common Stock for each restricted unit or share of Common Stock subject to an option or right, included in such award ("Dividend Equivalent"). Dividend Equivalents credited to a participant's account shall not be subject to forfeiture, except as the Board of Directors may otherwise determine in respect of any option or right, and may bear amounts equivalent to interest or cash dividends as the Board of Directors may determine. A participant who has been granted an award or awards under the 1996 Plan may be granted an additional award or awards, subject to such limitations as may be imposed by the Code on the grant of incentive stock options. The Board of Directors, in its sole discretion, may grant to a participant who has been granted an award under the 1996 Plan or any other plan maintained by the Corporation or one of its subsidiaries, or any predecessors or successors thereto, in exchange for the surrender and cancellation of such award, a new award in the same or a different form and containing such terms, including without limitation a price which is different (either higher or lower) than any price provided in the award so surrendered and cancelled, as the Board of Directors may deem appropriate.

     5.  Option Price
         ------------

     Except as provided in paragraph 4 with respect to certain options granted to directors, the purchase price of the Common Stock covered by each option shall be determined by the Board of Directors. However, in the case of an award made to any other participant in the form of an incentive stock option, the purchase price shall not be less than 100% (or, in the case of an incentive stock option granted to a "10 percent shareholder," as defined in Code section 422, 110%) of the fair market value of the Common Stock on the date the option is granted, which shall be the closing price of the Common Stock as reported on NASDAQ NMS (the "Fair Market Value") for the date on which the option is granted, or if there are no sales on such date, on the next preceding day on which there were sales. Such price shall be subject to adjustment as provided in paragraph 15. The Board of Directors shall determine the date on which an option is granted, provided that such date is consistent with the Code and any
                   --------
applicable rules or regulations thereunder. In the absence of such determination, the date on which the Board of Directors adopts a resolution granting an option shall be considered the date on which such option is granted, provided the participant to whom the option is granted is promptly notified of
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the grant and an option agreement is duly executed as of the date of the resolution. The price so determined shall also be applicable in connection with the exercise of any related right or limited right.

     6.  Term of Options, Units and Rights
         ---------------------------------

     The term of each incentive stock option granted under the 1996 Plan shall not be more than 10 (or, in the case of a "10 percent shareholder," as defined in Code section 422, 5) years from the date of grant, as the Board of Directors shall determine, subject to earlier termination as provided in paragraphs 12 and
13. The term of each non-qualified stock option as well as each restricted unit, right or limited right granted under the 1996 Plan shall be such

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period of time as the Board of Directors shall determine, subject to earlier termination as provided in paragraphs 12 and 13.

     7.  Exercise of Options; Loans
         --------------------------

     (a) Subject to the provisions of the 1996 Plan and unless otherwise provided in the option agreement, an option granted under the 1996 Plan shall become 100% vested at the earliest of the participant's normal retirement date, the participant's death or total disability (as defined in paragraph 13) or over a five (5) year period commencing with the date of grant at the rate of twenty percent (20%) per year. In its sole discretion, the Board of Directors may, in any case or cases, prescribe different installments. The Board of Directors may also, in its sole discretion, accelerate any option at any time or, in any option agreement, provide for the acceleration of the exercisability of any option based on the occurrence of any event or satisfaction of any condition prescribed by the Board of Directors in its sole discretion.

     (b) An option may be exercised at any time or from time to time (subject, in the case of an incentive stock option, to such restrictions as may be imposed by the Code), as to any or all full shares as to which the option has become exercisable.

     (c) The purchase price of the shares as to which an option is exercised shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check or other instrument acceptable to the Corporation, or, with the consent of the Board of Directors, in shares of the Common Stock, valued at the Fair Market Value on the date of exercise, or if there were no sales on such date, on the next preceding day on which there were sales or (if permitted by the Board of Directors and subject to such terms and conditions as it may determine) by surrender of outstanding awards under the 1996 Plan. In addition, any amount necessary to satisfy applicable federal, state or local tax requirements shall be paid promptly upon notification of the amount due. The Board of Directors may permit such amount to be paid in shares of Common Stock previously owned by the participant, or a portion of the shares of Common Stock that otherwise would be distributed to such participant upon exercise of the option, or a combination of cash and shares of such Common Stock.

     (d) Except as provided in paragraphs 12 and 13, no option which is an incentive stock option may be exercised at any time unless the holder thereof is then an employee of the Corporation, one of its subsidiaries. For this purpose, "subsidiary" shall include, as under Treasury Regulations Section 1.421-7(h)(3) and (4), Example (3), any corporation that is a subsidiary of the Corporation during the entire portion of the requisite period of employment during which it is the employer of the holder.

     (e) The Board of Directors, in its sole discretion, may elect, in lieu of delivering all or a portion of the shares of Common Stock as to which an option has been exercised, if the Fair Market Value of the Common Stock exceeds the exercise price of the option (i) to pay the participant in cash or in shares of Common Stock, or a combination of cash and Common Stock, an amount equal to the excess of (A) the Fair Market Value on the exercise date of the shares

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of Common Stock as to which such option has been exercised, or if there were no sales on such date, on the next preceding day on which there were sales over (B) the option price, or (ii) in the case of an option which is a non-qualified option, to defer payment and to credit the amount of such excess on the Corporation's books for the account of the optionee and either (a) to treat the amount in such account as if it had been invested in the manner from time to time determined by the Board of Directors, with dividends or other income thereon being deemed to have been so reinvested or (b) for the Corporation's convenience, to contribute the amount credited to such account to a trust, which may be revocable by the Corporation, for investment in the manner from time to time determined by the Board of Directors and set forth in the instrument creating such trust. The Board of Directors's election pursuant to this subparagraph shall be made by giving written notice of such election to the participant (or other person exercising the option). Shares of Common Stock paid pursuant to this subparagraph will be valued at the Fair Market Value on the exercise date, or if there were no sales on such date, on the next preceding day on which there were sales.

     (f) Subject to any terms and conditions that the Board of Directors may determine in respect of the exercise of options involving the surrender of outstanding awards, upon, but not until, the exercise of an option or portion thereof in accordance with (i) the 1996 Plan, (ii) the option agreement and
(iii) such rules and regulations as may be established by the Board of Directors, the holder thereof shall have the rights of a shareholder with respect to the shares issued as a result of such exercise.

     (g) The Corporation may make loans to such option holders as the Board of Directors, in its discretion, may determine (including a holder who is a director or officer of the Corporation) in connection with the exercise of options granted under the 1996 Plan; provided, however, that the Board of
                                     --------  -------
Directors shall not authorize the making of any loan where the possession of such discretion or the making of such loan would result in a "modification" (as defined in Section 424 of the Code) of any incentive stock option. Such loans shall be subject to the following terms and conditions and such other terms and conditions as the Board of Directors shall determine not inconsistent with the 1996 Plan. Such loans shall bear interest at such rates as the Board of Directors shall determine from time to time, which rates may be below then current market rates (except in the case of incentive stock options). In no event may any such loan exceed the fair market value, at the date of exercise, of the shares covered by the option, or portion thereof, exercised by the holder. No loan shall have an initial term exceeding five years, but any such loan may be renewable at the discretion of the Board of Directors. When a loan shall have been made, shares of Common Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Corporation as security for payment of the unpaid balance of the loan. Every loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

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     8.  Award and Exercise of Rights
         ----------------------------

     (a) A right may be awarded by the Board of Directors in connection with any option granted under the 1996 Plan (a "tandem right"), either at the time the option is granted or thereafter at any time prior to the exercise, termination or expiration of the option. A right may also be awarded separately (a "free-standing right"). Each tandem right shall be subject to the same terms and conditions as the related option and shall be exercisable only to the extent the option is exercisable.

     The term of each freestanding right granted under the 1996 Plan shall be such period of time as the Board of Directors shall determine. Subject to the provisions of the 1996 Plan and unless otherwise provided in the agreement covering a freestanding right granted under the 1996 Plan, such right shall become 100% vested at the earliest of the participant's normal retirement date, the participant's death or total disability (as defined in paragraph 13) or such period of time from the date of grant as the Board of Directors shall determine. Prior to becoming 100% vested, each freestanding right shall become exercisable at such time and in such manner as the Board of Directors shall determine. The Board of Directors may also, in its sole discretion, accelerate the exercisability of any freestanding right at any time and provide, in the agreement covering a freestanding right, that the right shall become immediately exercisable based on the occurrence of any event or satisfaction of any condition prescribed by the Board of Directors in its sole discretion.

     (b) A right shall entitle the participant upon exercise in accordance with its terms (subject, in the case of a tandem right, to the surrender of the unexercised portion of the related option or any portion or portions thereof which the participant from time to time determines to surrender for this purpose) to receive, subject to the provisions of the 1996 Plan and such rules and regulations as from time to time may be established by the Board of Directors, a payment having an aggregate value equal to (A) the excess of the fair market value on the exercise date of one share over the option price per share, in the case of a tandem right, or the price per share specified in the terms of the right, in the case of a freestanding right, times (B) the number of shares with respect to which the right shall have been exercised. The payment shall be made in the form of all cash, all shares of Common Stock, or a combination thereof, as elected by the participant; provided, that the Board of
                                                    --------
Directors shall have sole discretion to consent to or disapprove the election of a participant to receive all or part of a payment in cash (which consent or disapproval may be given at any time after the election to which it relates). The price per share specified in a freestanding right shall be determined by the Board of Directors but in no event shall be less than the average of the daily closing price for the Common Stock as reported on the NASDAQ NMS during a period determined by the Board of Directors in its sole discretion that shall consist of any day on which shares of Common Stock are traded on the NASDAQ NMS (a "Trading Day") or any number of consecutive Trading Days, not exceeding 30, during the period of 30 Trading Days ending on the Trading Day immediately preceding the date the right is granted, provided that, in the absence of a
                                         --------
different determination by the Board of Directors, the price per share shall be determined on the basis of a period consisting of 30 Trading Days. Such price shall be subject to adjustment as provided in paragraph 15. The

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Board of Directors shall determine the date on which a freestanding right is granted. In the absence of such determination, the date on which the Board of Directors adopts a resolution granting such right shall be considered the date of grant, provided the participant is promptly notified of the grant and an agreement is duly executed as of the date of the resolution.

     If upon exercise of a right the participant is to receive all or a portion of the payment in shares of Common Stock, the number of shares received shall be determined by dividing such portion by the fair market value of a share on the exercise date. The number of shares received may not exceed the number of shares covered by any option or portion thereof surrendered. Cash will be paid in lieu of any fractional share.

     No payment will be required from the participant upon exercise of a right, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due and prior to or concurrently with delivery of cash or a certificate representing shares. The Board of Directors may permit such amount to be paid in shares of Common Stock previously owned by the participant, or a portion of the shares of Common Stock that otherwise would be distributed to such participant upon exercise of the right, or a combination of cash and shares of such Common Stock.

     (c) For purposes of this paragraph 8, the fair market value of a share on any particular date shall mean the Fair Market Value of such share on such date, or if there are no sales on such date, on the next preceding day on which there were sales; provided that, in the case of rights that relate to an incentive
            --------
stock option, not in excess of the maximum amount that would be permissible under Section 422 of the Code and the Treasury Regulations thereunder without disqualifying such option as an incentive stock option under Section 422.

     (d) Upon exercise of a tandem right, the number of shares subject to exercise under the related option shall automatically be reduced by the number of shares represented by the option or portion thereof surrendered.

     (e) A right related to an incentive stock option may only be exercised if the fair market value of a share of Common Stock on the exercise date exceeds the option price.

     (f) Whether payments to participants upon exercise of tandem rights related to non-qualified options or of freestanding rights are made in cash, shares of Common Stock or a combination thereof, the Board of Directors shall have sole discretion as to timing of the payments, whether in one lump sum or in annual installments or otherwise deferred, which deferred payments may in the Board of Directors's sole discretion (i) bear amounts equivalent to interest or cash dividends, (ii) be treated as invested in the manner from time to time determined by the Board of Directors, with dividends or other income thereon being deemed to have been so reinvested, or (iii) for the convenience of the Corporation, contributed to a trust, which may be revocable by the Corporation or subject to the claims of its creditors, for investment in the manner from time to time determined by the Board of Directors and set forth in the instrument creating such trust, all as the Board of Directors shall determine.

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     (g)  If a freestanding right is not exercised, or neither a tandem right nor the related option is exercised, before the end of the day on which the right ceases to be exercisable and the fair market value of a share on such date exceeds (i) the option price per share in the case of a tandem right or (ii) the price per share specified in the terms of the right in the case of a freestanding right, such right shall be deemed exercised and a payment in the amount prescribed by subparagraph 8(b), less any applicable taxes, shall be paid to the participant in cash.

     9.  Award and Exercise of Limited Rights
         ------------------------------------

     (a) A limited right may be awarded by the Board of Directors in connection with any option granted under the 1996 Plan with respect to all or some of the shares of Common Stock covered by such related option. A limited right may be granted either at the time the option is granted or thereafter at any time prior to the exercise, termination or expiration of the option. A limited right may be granted to a participant irrespective of whether such participant is being granted or has been granted a right under paragraph 8 hereof. A limited right may be exercised only during the ninety-day period beginning on the occurrence of an event or condition prescribed by the Board of Directors. In addition, each limited right shall be exercisable only if, and to the extent that, the related option is exercisable and, in the case of a limited right granted in respect of an incentive stock option, only when the fair market value per share of the Common Stock exceeds the option price per share. Upon exercise of a limited right, such related option shall cease to be exercisable to the extent of the shares of Common Stock with respect to which such limited right is exercised. Upon the exercise or termination of a related option, the limited right with respect to such related option shall terminate to the extent of the shares of Common Stock with respect to which the related option was exercised or terminated.

     (b) Upon the exercise of limited rights, the holder thereof shall receive in cash an amount determined in the same manner as for a right granted under paragraph 8.

     (c) Notwithstanding any other provision of the 1996 Plan, tandem rights granted pursuant to paragraph 8 may not be exercised to the extent that any limited rights granted with respect to the same option are then exercisable. Upon exercise of the limited right, the number of shares subject to exercise under the related option, and the number of tandem rights related thereto, shall automatically be reduced by the number of shares and rights represented by the limited right exercised.

     10.  Non-Transferability of Options and Rights
          -----------------------------------------

     Options, rights and limited rights granted under the 1996 Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Options, rights and limited rights may be exercised during the lifetime of the participant only by the participant or by the participant's guardian or legal representative (unless such exercise would disqualify an option as an incentive stock option).

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     11.  Award and Delivery of Restricted Shares or Restricted Units
          -----------------------------------------------------------

     (a) At the time an award of restricted shares or restricted units is made, the Board of Directors shall establish a period of time (the "Restricted Period") applicable to such award. Each award of restricted shares or restricted units may have a different Restricted Period. The Board of Directors may, in its sole discretion, accelerate the Restricted Period or, at the time an award is made, (i) prescribe conditions for the incremental lapse of restrictions during the Restricted Period or (ii) provide for the lapse or termination of restrictions upon the satisfaction of any condition or the occurrence of any event prescribed by the Board of Directors in its sole discretion. The Board of Directors may also, in its sole discretion, shorten or terminate the Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the restricted shares or restricted units. Notwithstanding the foregoing, all restrictions shall lapse or terminate with respect to all restricted shares or restricted units upon death or total disability (as defined in paragraph 13).

     (b) Upon the grant of an award of restricted shares, a stock certificate representing a number of shares of Common Stock equal to the number of restricted shares granted to a participant shall be registered in the participant's name but shall be held in custody by the Corporation for the participant's account. The participant shall generally have the rights and privileges of a shareholder as to such restricted shares, including the right to vote such restricted shares, except that, subject to the provisions of paragraph 12, the following restrictions shall apply: (i) the participant shall not be entitled to delivery of the certificate until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board of Directors; (ii) none of the restricted shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any other conditions prescribed by the Board of Directors; and (iii) all of the restricted shares shall be forfeited and all rights of the participant to such restricted shares shall terminate without further obligation on the part of the Corporation unless the participant has remained an employee of or, in the case of a nonemployee participant, continues to perform services for the Corporation or any of its subsidiaries until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board of Directors applicable to such restricted shares. At the discretion of the Board of Directors, cash and stock dividends with respect to the restricted shares may be either currently paid or withheld by the Corporation for the participant's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Board of Directors. Cash or stock dividends so withheld by the Board of Directors shall not be subject to forfeiture. Upon the forfeiture of any restricted shares, such forfeited restricted shares shall be transferred to the Corporation without further action by the participant. The participant shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to paragraph 15.

     (c) Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board of Directors or at such earlier time as provided for in paragraph 12, the restrictions applicable to the restricted shares shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the participant or the participant's beneficiary or estate, as the case may be. The Corporation shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value (determined as of the date the restrictions lapse or next preceding day on which sales are traded) of such fractional share to the participant or the participant's beneficiary or estate, as the case may be. No payment will be required from the participant upon the issuance or delivery of any restricted shares, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due and prior to or concurrently with the issuance or delivery of a certificate representing such shares. The Board of Directors may permit such amount to be paid in (i) shares of Common Stock previously owned by the participant, (ii) a portion of the shares of Common Stock that otherwise would be distributed to such participant upon the lapse of the restrictions applicable to the restricted shares, or (iii) a combination of cash and shares of such Common Stock; provided, however, that the Board of
                                      --------  -------
Directors shall have sole discretion to consent to or disapprove of any such election (which consent or disapproval may be given at any time after the election to which it relates).

     (d) In the case of an award of restricted units, no shares of Common Stock shall be issued at the time the award is made, and the Corporation shall not be required to set aside a fund for the payment of any such awards. The participant will have no rights as a shareholder of the Corporation with respect to restricted units.

     Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board of Directors or at such earlier time as provided for in paragraph 12, the Corporation shall deliver to the participant or the participant's beneficiary or estate, as the case may be, one share of Common Stock for each restricted unit with respect to which the restrictions have lapsed ("vested unit"), and cash equal to any Dividend Equivalents credited with respect to each such vested unit and any interest thereon; provided, however, that the Board of Directors may, in its sole
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discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for vested units. If a cash payment is made in lieu of delivering Common Stock, the amount of such cash payment shall be equal to the Fair Market Value for the date on which the Restricted Period lapsed with respect to such vested unit, or if there are no sales on such date, on the next preceding day on which there were sales. No payment will be required from the participant upon the award of any restricted units, the crediting or payment of any Dividend Equivalents, or the delivery of Common Stock or the payment of cash in respect of vested units, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due. The Board of Directors may permit such amount to be paid in (i) shares of Common Stock previously owned by the participant, (ii) a portion of the shares of Common Stock that otherwise would be distributed to such participant in respect of vested units, or (iii) a combination of cash and shares of such Common Stock; provided, however, that the
                                                     --------  -------
Board of Directors shall have sole discretion to consent to or disapprove of any such election (which consent or disapproval may be given at any time after the election to which it relates).

     (e) The restricted unit award agreement may permit a participant to request that the payment of vested units (and Dividend Equivalents and the interest thereon with respect to such vested units) be deferred beyond the payment date specified in the agreement. The Board of Directors shall, in its sole discretion, determine whether to permit such deferral and to specify the terms and conditions, which are not inconsistent with the 1996 Plan, to be contained in the agreement. In the event of such deferral, the Board of Directors may determine that interest shall be credited annually on the Dividend Equivalents, at a rate to be determined by the Board of Directors. The Board of Directors may also determine to compound such interest.

     12.  Termination of Employment
          -------------------------

     (a) If the employment of an employee to whom an option, right or limited right has been granted under the 1996 Plan shall be involuntarily terminated, then except as set forth in paragraph 13, such option, right or limited right may, subject to the provisions of the 1996 Plan, be exercised (to the extent that the employee was entitled to do so at such involuntary termination of his employment) at any time within three months after such involuntary termination, provided, however, that any option, right or limited right held by an employee
- --------  -------
whose employment is terminated for cause, as determined by the Board of Directors in its sole discretion, shall forthwith terminate. If the employment of an employee to whom an option, right or limited right has been granted under the 1996 Plan shall terminate for any other reason, then, except as provided in paragraph 13, such option, right or limited right will immediately terminate; provided, however, that in the case of an employee whose termination results from retirement from active employment at or after age 65, such options, rights and limited rights may be exercised within one year after such termination, but in no case later than the date on which the option, right or limited right terminates.

     (b) Unless otherwise determined by the Board of Directors, if an employee to whom restricted shares or restricted units have been granted ceases to be an employee of the Corporation or of a subsidiary prior to the end of the Restricted Period and the satisfaction of any other conditions prescribed by the Board of Directors for any reason other than death or total disability (as defined in paragraph 13), the employee shall immediately forfeit all restricted shares and restricted units as to which the Restricted Period has not then lapsed. If such employee ceases employment with the Corporation due to such employee's death or total disability (as defined in paragraph 13), then all restrictions relating to the restricted shares or restricted units shall immediately terminate.

     (c) Awards granted under the 1996 Plan shall not be affected by any change of duties or position so long as the holder continues to be an employee of the Corporation or any of its subsidiaries. Any option, right, limited right, restricted share or restricted unit agreement, or any rules and regulations relating to the 1996 Plan, may contain such provisions as the Board of Directors shall approve with reference to the determination of the date employment terminates and the effect of leaves of absence. Any such rules and regulations with reference to any option agreement shall be consistent with the provisions of the Code and any applicable rules and regulations thereunder. Nothing in the 1996 Plan or in any award granted pursuant to the 1996 Plan shall confer upon any employee any right to continue in the employ of the Corporation or any of its subsidiaries or interfere in any way with the right of the Corporation or any such subsidiary to terminate such employment at any time.

     (d) Notwithstanding anything else in the 1996 Plan to the contrary, if the corporation employing an individual to whom an option, right, limited right, restricted unit or restricted share has been granted under the 1996 Plan ceases to be a subsidiary of the Corporation, then the Board of Directors may provide that service with such employer or its direct or indirect subsidiaries in any capacity shall be considered employment with the Corporation for purposes of the 1996 Plan.

     13.  Death or Total Disability of Employee
          -------------------------------------

     If an employee to whom an option, right or limited right has been granted under the 1996 Plan shall die or suffer a "total disability" while employed by the Corporation, one of its subsidiaries, such option, right or limited right may be exercised, to the extent that the employee was entitled to do so at the termination of employment (including by reason of death or total disability), as set forth herein or in option agreement (subject to the restrictions set forth in paragraphs 8 and 9 with respect to persons subject to Section 16(b) of the Exchange Act) by the employee, the legal guardian of the employee (unless such exercise would disqualify an option as an incentive stock option), a legatee or legatees of the employee under the employee's last will, or by the employee's personal representatives or distributees, whichever is applicable, at any time within one year after the date of the employee's death or total disability, but in no case later than the date on which the option, right or limited right terminates. For purposes hereof, "total disability" is defined as a condition which permits the employee to receive full benefits under the Corporation's long term disability plan. If employee is not eligible to participate in such plan or no such plan is then maintained, "total disability" means any physical or mental condition which renders the employee unable to perform his or her duties to the satisfaction of the Board of Directors and which condition may be expected to continue for more than six months in the opinion of a physician selected by the Board of Directors.

     14.  Awards to Non-employees
          -----------------------

     Any non-employee of the Corporation who receives an award under the 1996 Plan shall be subject to such constraints with respect to exercisability of awards and forfeiture of awards as the Board of Directors, in its sole discretion, may prescribe.

     15.  Adjustment upon Changes in Capitalization, etc.
          ----------------------------------------------

     Notwithstanding any other provision of the 1996 Plan, the Board of Directors may at any time make or provide for such adjustments to the 1996 Plan, to the number and class of shares available thereunder or to any outstanding options, rights, restricted shares or restricted units as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of distributions to holders of Common Stock other than a normal cash dividend, changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Board of Directors may make such adjustment as it deems equitable in respect of outstanding options, rights, limited rights and restricted units, including in the Board of Directors's discretion revision of outstanding options, rights, limited rights and restricted units so that they may be exercisable for or payable in the consideration payable in the acquisition transaction. No adjustment shall be made in respect of an incentive stock option if such adjustment would disqualify such option as an incentive stock option under Section 422 of the Code and the Treasury Regulations thereunder.
No adjustment shall be made in the minimum number of shares with respect to which an option may be exercised at any time. Any fractional shares resulting from such adjustments to options, rights, limited rights or restricted units shall be eliminated.

     16.  Effective Date
          --------------

     The 1996 Plan shall be effective as of closing date of the sale of Common Stock pursuant to the initial public offering of such stock, provided that the adoption of the 1996 Plan shall have been approved by the shareholders of the Corporation either before or after the effective date. The Board of Directors may, in its discretion, grant awards under the 1996 Plan, the grant, exercise or payment of which shall be expressly subject to the conditions that, to the extent required at the time of grant, exercise or payment, (i) if the Corporation deems it necessary or desirable, a Registration Statement under the Securities Act of 1933 with respect to such shares shall be effective, (ii) to the extent such awards provide for the delivery of shares of Common Stock of the Corporation, such shares shall have been listed on the NASDAQ NMS, subject to notice of issuance, and (iii) any requisite approval or consent of any governmental authority of any kind having jurisdiction over awards granted under the 1996 Plan shall be obtained.

     17.  Termination and Amendment
          -------------------------

     The Board of Directors of the Corporation may suspend, terminate, modify or amend the 1996 Plan, provided that any amendment that would increase the aggregate number of shares that may be issued under the 1996 Plan, materially increase the benefits accruing to participants under the 1996 Plan, or materially modify the requirements as to eligibility for participation in the 1996 Plan shall be subject to the approval of the Corporation's shareholders to the extent required by Rule 16b-3, applicable law or any other governing rules or regulations, except that any such increase or modification that may result from adjustments authorized by paragraph 15 does not require such approval. If the 1996 Plan is terminated, the terms of the 1996 Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. In addition, no suspension, termination, modification or amendment of the

1996 Plan may, without the consent of the participant to whom an award shall theretofore have been granted, adversely affect the rights of such participant under such award.

     18.  Written Agreements
          ------------------

     Each award of options, rights, limited rights, restricted shares or restricted units shall be evidenced by a written agreement, executed by the participant and the Corporation, which shall contain such restrictions, terms and conditions as the Board of Directors may require.

     19.  Effect on Other Stock Plans
          ---------------------------

     The adoption of the 1996 Plan shall have no effect on awards made or to be made pursuant to other stock plans covering employees or non-employees of the Corporation, its subsidiaries, or any predecessors or successors thereto.